UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2011
___________________

Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA		94608
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Lyris, Inc. (the “Company”) held on June 7, 2011 (the “Annual Meeting”), proxies representing 108,011,910 shares of Common Stock or approximately 89% of the total outstanding shares of the Company were present. The table below presents the voting results from the Annual Meeting with respect to the election of two (2) Class III directors to serve on the Company’s Board of Directors for a three-year term and until their successors are duly elected and qualified:

Nominee	Votes For	Withheld	Broker Non-Vote
William T. Comfort, III	62,326,705	468,965	—
Wolfgang Maasberg	62,360,500	435,170	—

At the Annual Meeting, the stockholders of the Company approved and adopted an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split at a ratio of not less than one for ten and not more than one for fifteen and a grant of discretionary authority to the Board of Directors to effect the Reverse Stock Split. The proposal received 104,183,483 votes for, 3,490,099 votes against, 326,948 abstentions, and no broker non-votes.

At the Annual Meeting, the stockholders of the Company also ratified the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011. The proposal received 107,503,742 votes for, 446,600 votes against, 61,568 abstentions, and no broker non-votes.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc

By:	/s/ Wolfgang Maasberg
Name:	Wolfgang Maasberg
Title:	Chief Executive Officer

Date: June 15, 2011